EXHIBIT 23.1





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-76878, No. 33-76884, No. 33-76882 and No.
333-25595), to the incorporation by reference in the Prospectus constituting part of the Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-13211) and to the incorporation by reference in the Prospectus constituting part of the Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-39921) of BankUnited Financial Corporation of our report dated November 12, 1997 appearing on page 55 of this Form 10-K.




/s/ PRICE WATERHOUSE LLP
------------------------
Price Waterhouse LLP
Miami, Florida
December 26, 1997